Exhibit 5.1

525 W. Monroe Street
Chicago, IL 60661-3693
312.902.5200 tel
312.902.1061 fax
www.kattenlaw.com

August 23, 2022
Capstone Green Energy Corporation
16640 Stagg Street

Van Nuys, California 91406

Re:	Capstone Green Energy Corporation

Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Capstone Green Energy Corporation, a Delaware corporation (the “Company”), in connection with the offering of 2,934,498 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, of the Company (“Common Stock”), together with the associated Series B Junior Participating Preferred Stock Purchase Rights attached to the Common Stock (the “Rights”), and of common stock purchase warrants (the “Warrants”) to purchase 2,934,498 shares of the Company’s Common Stock (the “Warrant Shares”), together with the associated Rights, in accordance with the Underwriting Agreement between the Company and Lake Street Capital Markets, LLC, as representative of the several underwriters (the “Representative”), dated as of August 18, 2022, pursuant to a prospectus supplement, dated August 18, 2022, and the accompanying base prospectus (together, the “Prospectus”) that form a part of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), as filed by the Company on March 22, 2021 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement, (ii) the Prospectus, (iii) the Company’s Second Amended and Restated Certificate of Incorporation, as amended, as currently in effect, (iv) the Company’s Fifth Amended and Restated Bylaws, as amended by Amendment No. 1 dated August 26, 2021, and as currently in effect, (v) the NOL Rights Agreement dated May 6, 2019 between the Company and Broadridge Financial Solutions, Inc., as amended and as currently in effect, (vi) written consents and other records of proceedings and actions of the Company’s Board of Directors (the “Board of Directors”) and the pricing committee established by the Board of Directors relating to the Registration Statement, the Prospectus the Underwriting Agreement and related matters, (vii) the Underwriting Agreement, (viii) the warrant agency agreement between the Company and Broadridge Corporate Issuer Solutions, Inc. dated August 23, 2022 (the “Warrant Agency Agreement”), and (ix) the common stock purchase warrant dated August 23, 2022, representing a Warrant to purchase the Warrant Shares issued to Cede & Co. (the “Common Stock Purchase Warrant”).

KATTEN MUCHIN ROSENMAN LLP

CENTURY CITY      CHARLOTTE     CHICAGO     DALLAS     LOS ANGELES

NEW YORK     ORANGE COUNTY      SHANGHAI      WASHINGTON, DC

A limited liability partnership including professional corporations

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

In connection with this opinion, we have assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. With respect to documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power and authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of such parties, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

Based upon and subject to the foregoing, it is our opinion that (i) the Shares, the associated Rights, the Warrants, the Warrant Shares and the associated Rights have been duly authorized for issuance, (ii) when issued and delivered in accordance with the Underwriting Agreement against payment of consideration as contemplated therein, (a) the Shares, the associated Rights (so long as they have not expired or been redeemed or terminated prior thereto) and the Warrants will be validly issued, (b) the Shares will be fully paid and non-assessable, and (c) the Warrants will constitute valid and binding obligations of the Company, in accordance with their terms, and (iii) the Warrant Shares and the associated Rights (so long as they have not expired or been redeemed or terminated prior thereto), when issued and sold by the Company upon valid exercise of the Warrants in accordance with the terms thereof, including, without limitation, payment of the consideration thereof described in the Common Stock Purchase Warrant and the Warrant Agency Agreement, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies and (v) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, we do not express any opinion with respect to the enforceability of any provision contained in any agreements relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations, or to the extent any such provision purports to consent to, or impose restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief. With respect to the Warrant Shares and the Warrants, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

This opinion is given as of the date hereof and as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, which forms a part of the Registration Statement and to the filing of this opinion with the Commission as an exhibit to a Current Report of the Company on Form 8-K. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

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Very truly yours,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP

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